                                  EXHIBIT 23.2





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


        As independent public accounts, we hereby consent to the use of our reports and to the use of our report dated February 11, 1998, included in and made part of the Form 10-KSB of CEC Properties, Inc., for the year ended October 31, 1997, incorporated by reference in this Registration Statement and to the reference to our firm in the caption "Independent Accountants" in this Registration Statement.




                                                            STARR & WALTERS
                                                        Accountancy Corporation

Santa Ana, California
December 16, 1998